UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2020

SIRIUS INTERNATIONAL INSURANCE GROUP, LTD.
(Exact name of registrant as specified in charter)

Bermuda	001-38731	98-0529995
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Wesley Street
Hamilton HM 11, Bermuda
(Address of principal executive offices)

(441) 278-3140
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common shares, par value $0.01 per share	SG	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Timing of 2020 Annual General Meeting of Shareholders

Sirius International Insurance Group, Ltd., a Bermuda exempted company (the "Company"), previously announced that its 2020 Annual General Meeting of Shareholders (the "Annual Meeting") would be held on November 19, 2020 at 8:30 a.m. Bermuda Time. In light of the need to hold a special general meeting of shareholders of the Company (the "Special Meeting") in connection with the transactions contemplated by the Agreement and Plan of Merger dated as of August 6, 2020, as it may be amended from time to time, by and among Third Point Reinsurance Ltd., the Company and Yoga Merger Sub Limited, the Company will reschedule the date of the Annual Meeting to provide an orderly and efficient meeting schedule for shareholders. The Company expects that the Annual Meeting will be held no later than December 31, 2020, at 8:30 a.m. Bermuda Time and conducted virtually via live audio webcast. The forthcoming proxy materials in connection with the Annual Meeting will provide additional information.

The Company also previously announced that any shareholder proposals submitted to the Company pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, in order to be included in the proxy materials for the Annual Meeting, must be received at the Company's principal executive offices no later than July 1, 2020. Once the date of the Annual Meeting is finalized, the Company will announce any extension to this deadline. The Company received no such shareholder proposals by that deadline.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sirius International Insurance Group, Ltd.

Date: October 16, 2020	By:	/s/ GENE BOXER
	Name:	Gene Boxer
	Title:	Chief Strategy Officer & Group General Counsel